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EXHIBIT 10.76

                  [LETTERHEAD OF ABM INDUSTRIES INCORPORATED]

October 10, 2002

James P. McClure
78 Van Tassel Lane
Orinda, CA 94563

Re: First Amendment ("Amendment") of Division Executive Employment Agreement ("Agreement")

Dear Jim:

Your employment Agreement effective November 1, 2001 is hereby modified as follows:

PARAGRAPH B. TITLE shall be amended as of September 10, 2002 in its entirety to read:

         "Executive's title shall be President of Company and Executive Vice President of ABM Industries Incorporated, Company's parent Corporation ("ABM"), subject to modification as mutually agreed upon by both Company and Executive."

PARAGRAPH C. DUTIES AND RESPONSIBILITES shall be amended in its entirely to read:

         "Executive shall report to and be accountable to and shall be expected to assume and perform such executive or managerial duties and responsibilities as are assigned to Executive from time-to time by the Chairman of the Board (with regard to Company matters) and by the President and Chief Executive Officer of ABM (with regard to ABM matters) or their respective designees or successors."

The effective date of this Amendment shall be September 10, 2002. In all other respects, the Agreement shall remain unchanged. Please sign both copies of this Amendment and return them to me at your earliest convenience. I shall return a fully executed copy to you as soon as the necessary signatures are obtained.

Sincerely,

/s/ Donna M. Dell

Donna M. Dell

I AGREE TO THE FOLLOWING:

      /s/ James P. McClure                            /s/ Henrik Slipsager
--------------------------------                --------------------------------
          James P. McClure                                Henrik Slipsager

APPROVED:

________________________________
        Board of Director

New York Stock Exchange Symbol: ABM